UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 29, 2013

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

The Company’s 2013 executive compensation program is designed to focus on two primary objectives: first, retaining and motivating our talented, entrepreneurial executive leadership team; and second, aligning our executive pay structure with company performance-based incentives. We believe that by focusing on both retention and performance, the compensation packages align with our strategy to build value for our stockholders.

The Company’s Compensation Committee reviews our executives’ compensation on an annual basis. As a result of this review the Compensation Committee adjusted the compensation packages of the Company’s executive team. The compensation packages described below are specifically designed to retain and incentivize the executive team and drive stockholder value. These compensation packages include a cash bonus program and equity program that are contingent on the Company achieving one or more performance conditions related to growing franchise games on mobile and web, expanding the Zynga network and achieving certain adjusted EBITDA levels.

In connection with its review, the Compensation Committee reviewed the market data of the Company’s peers in order to maintain a competitive position in a highly competitive marketplace. In addition, factors specific to the Company were considered, including the fact that a number of the Company’s executives expanded their roles during the past year taking on additional responsibilities and the fact that several of our executives have been with the Company for several years and are at or near the end of the vesting of their initial equity grants.

The Company, at Mr. Pincus’ request, has reduced his annual salary to $1.00. Mr. Pincus will not participate in the performance cash bonus program for 2013 and will not receive any equity awards.

Compensation Committee Approval and Compensation Package

At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Zynga Inc. (the “Company”) held on March 29, 2013, the Committee unanimously approved (i) 2013 annual base salaries for certain of the Company’s officers (collectively, the “Officers”), in each case effective as of January 1, 2013 (except as noted below), (ii) 2013 performance cash bonus award targets for each of the Officers (other than Mr. Pincus) (the “Performance Cash Bonus Awards”), and (iii) the grant of performance-based restricted stock unit awards (“Performance ZSUs”) to each of the Officers (other than Mr. Pincus). The Committee approved the Performance Cash Bonus Awards pursuant to and in accordance with the terms and conditions of the Company’s 2011 Equity Incentive Plan (the “Plan”) and the form of Performance Cash Bonus Award Agreement (the “Performance Cash Bonus Agreements”), approved by the Committee and filed as an exhibit to this report. The Committee approved the Performance ZSUs pursuant to and in accordance with the terms and conditions of the Plan and the forms of Restricted Stock Award Agreement and Grant Notice (the “ZSU Agreements”), in each case as filed with the Securities and Exchange Commission (the “SEC”). The Performance ZSUs will be granted on April 15, 2013 in accordance with the ZSU Agreements.

The table below sets forth the base salaries and cash bonus targets approved for the Officers, as well as the number of Performance ZSUs approved for grant to such Officers:

Name	Title	2013 Annual Base Salary		2013 Target Bonus %(1)	Target Performance ZSU Awards
Mark Pincus	Chief Executive Officer and Chief Product Officer	$1.00	(2)	—	—
Steven Chiang	President, Games	$500,000		100%	1,400,000
Barry Cottle	Chief Revenue Officer	$500,000		100%	1,050,000
Reggie Davis	Executive Vice President, General Counsel and Secretary	$425,000		100%	1,442,000
David Ko	Chief Operations Officer	$500,000		100%	1,584,500
Cadir Lee	Executive Vice President and Chief Technology Officer	$500,000		100%	1,768,000
Mark Vranesh	Chief Financial Officer and Chief Accounting Officer	$425,000	(3)	100%	970,500

(1)	Expressed as a percentage of such Executive Officer’s base salary.
(2)	Mr. Pincus’ salary change was effective April 1, 2013. The Company will pay healthcare premiums for Mr. Pincus.
(3)	Mr. Vranesh’s salary change was effective October 16, 2012.

The amount of the Performance Cash Bonus Awards payable to each Officer (other than Mr. Pincus) is subject to the Company’s achievement of one or more performance conditions related to growing franchise games on mobile and web, developing and expanding the Zynga network and achieving certain adjusted EBITDA levels. In recognition of the at-risk nature of the Performance Cash Bonus Awards, each Officer granted such an award may earn no bonus or up to a maximum of 200% of the target bonus listed in the table above, depending upon the level of achievement of the performance conditions, subject to the Committee’s discretion to decrease the amount of such Performance Cash Bonus Award actually payable to the Officer.

The Performance ZSUs are subject to both a time-based vesting requirement and vesting based on the achievement of one or more performance conditions related to growing franchise games on mobile and web, developing and expanding the Zynga network and achieving certain adjusted EBITDA levels. If certain minimum performance conditions are achieved, then between 0% and a maximum of 200% of the Performance ZSUs listed in the table above (such percentage based on the level of achievement of the performance conditions) will vest as follows: 25% of such Performance ZSUs will vest on the later of the date in which the Committee determines that such minimum performance conditions have been met and the one-year anniversary of the vesting commencement date of February 15, 2013, and 6.25% of such Performance ZSUs will vest quarterly thereafter for three years (based on February 15, May 15, August 15 and November 15 vest dates, beginning with the first such date following the initial vest), subject to the individual’s continued service through each such date.

The foregoing is a brief description of the material terms of the Performance Cash Bonus Awards and Performance ZSUs, and is not complete and is qualified in its entirety by reference to the Plan, Performance Cash Bonus Agreements and ZSU Agreements under the Plan, in each case as filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

10.1	Form of Performance Cash Bonus Award Agreement under the Zynga Inc. 2011 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYNGA INC.

Dated: April 4, 2013	By:	/s/ Reginald D. Davis
Reginald D. Davis
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Performance Cash Bonus Award Agreement under the Zynga Inc. 2011 Equity Incentive Plan.